EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


          We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated March 26, 2008, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2007.

/s/ Pannell Kerr Forster of Texas, P.C.
--------------------------------------------
    Pannell Kerr Forster of Texas, P.C.

Houston, Texas
March 26, 2008